UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

ARDENT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51115	1635240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Kellum Place, Suite 205, Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 739-1017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure and Item 8.01. Other Events.

On October 2, 2006, Ardent Acquisition Corporation (the “Company”) entered into a Stock Purchase Agreement with certain stockholders and Letter Agreements with other stockholders (each stockholder is a “Seller” and are collectively the “Sellers”) of Avantair, Inc. (“Avantair”) pursuant to which the Company agreed to acquire from the Sellers all of Avantair’s issued and outstanding capital stock.

Attached to this Report as Exhibit 99.1 is a press release announcing that Steven Santo, CEO of Avantair, will be a presenter at the 9th Annual ICR XChange Conference on January 10, 2007 in Dana Point, California. Furnished as Exhibit 99.2 to this Report is the form of slide show presentation that will be used by Mr. Santo in the presentation to be held at the ICR XChange Conference and by the Company in presentations for certain of its stockholders.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release, dated January 8, 2007.

99.2    Slide Show Presentation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDENT ACQUISITION CORP.

By:	/s/ Marc H. Klee
Name:	Marc H. Klee
Title:	President and Chief Financial Officer

Date: January 8, 2007